Global Futures & Forex, Ltd.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2013

INDEX
Page
Consolidated Statements of Financial Condition as of June 30, 2013 and December 31, 2012                2
Consolidated Statements of Operations and Comprehensive Loss for the six month periods ended June 30, 2013 and 2012    3
Consolidated Statements of Changes in Shareholder's Equity for the six month period ended June 30, 2013              4
Consolidated Statements of Cash Flows for the six month periods ended June 30, 2013 and 2012                5
Notes to Consolidated Financial Statements                                      6 - 12

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)
(in thousands)
ASSETS:	As of June 30, 2013	As of December 31, 2012
Cash and cash equivalents	$38,186	$36,043
Segregated cash	184,577	193,661
Receivable from brokers	66,198	77,403
Property and equipment - net of accumulated depreciation	15,758	19,312
Security deposits	596	887
Prepaid assets	2,832	5,421
Note receivable - affiliate	—	957
Other assets	3,365	5,698
Total assets	$311,512	$339,382
LIABILITIES AND SHAREHOLDER'S EQUITY:
Liabilities
Payable to customers	$211,555	$226,380
Accounts payable	2,602	8,844
Accrued expenses and other liabilities	23,283	15,156
Total Liabilities	$237,440	$250,380
Shareholder's equity
Common stock	$1,500	$1,500
Additional paid in capital	257	257
Accumulated other comprehensive (loss)/income	(3,630)	145
Retained earnings	75,945	87,100
Total shareholder's equity	$74,072	$89,002
Total liabilities and shareholder's equity	$311,512	$339,382

The accompanying notes are an integral part of these condensed consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands)
	Six Months Ended June 30,
REVENUES:	2013	2012
Trading income, net	$63,196	$49,459
Commission income	3,342	2,254
Administrative fee income	198	729
Interest income	99	302
Other revenue	(117)	(211)
Total revenues	$66,718	$52,533

EXPENSES:
Employee costs	$20,607	$19,349
Referral fees	17,269	13,084
Advertising and promotion	3,762	7,403
Software expenses	6,010	7,278
Depreciation and amortization	4,213	4,623
Trading expenses	16,150	5,507
Occupancy expenses	2,132	2,177
Professional fees	2,204	858
Travel and entertainment	580	806
Other expenses	3,377	3,411
Total expenses	76,304	64,496
LOSS BEFORE TAXES	(9,586)	(11,963)
Income tax expense	407	577
NET LOSS	(9,993)	(12,540)
Foreign currency translation adjustment	(3,776)	753
COMPREHENSIVE LOSS	$(13,769)	$(11,787)

The accompanying notes are an integral part of these condensed consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
(unaudited)
(in thousands, except for share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings
	Shares	Amount				Total
BALANCE — January 1, 2013	15,000	$1,500	$257	$146	$87,099	$89,002
Other comprehensive loss — foreign currency translation	—	—	—	(3,776)	—	(3,776)
Net loss	—	—	—	—	(9,993)	(9,993)
Distributions	—	—	—	—	(1,161)	(1,161)
BALANCE — June 30, 2013	15,000	$1,500	$257	$(3,630)	$75,945	$74,072

The accompanying notes are an integral part of these condensed consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)
	For the Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2013	2012
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss	$(9,993)	$(12,540)
Depreciation and amortization	4,213	4,623
Change in assets and liabilities:
Receivable from brokers	7,169	(16,864)
Segregated cash	(2,406)	1,415
Accounts receivable	(529)	145
Prepaid assets	2,421	(872)
Other assets	2,696	3,121
Payables to customers	(1,886)	27,010
Accounts payable	(6,182)	(5,903)
Accrued expenses and other liabilities	8,956	(1,416)
Net cash provided/(used) in operating activities	$4,459	$(1,281)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in security deposits	$546	$18
Purchases of property and equipment	(1,061)	(2,404)
Net cash used in investing activities	$(515)	$(2,386)
Effect of exchange rate changes on cash and cash equivalents	(1,801)	832
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	$2,143	$(2,835)
CASH AND CASH EQUIVALENTS — Beginning of period	36,043	64,944
CASH AND CASH EQUIVALENTS — End of period	$38,186	$62,109
SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$229	$4,289
Interest paid	$3	$5
Non-cash investing activities:
Purchases of property and equipment in accounts payable	$—	$95
Non-cash financing activities:
Non-cash distribution to shareholder	$1,161	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	BACKGROUND

Global Futures & Forex, Ltd. and subsidiaries (the “Company”), a Michigan corporation, was formed and incorporated on May 13, 1997. The Company is registered as a Retail Foreign Exchange Dealer (RFED) with the Commodities Futures Trading Commission (CFTC) and is a member of the National Futures Association (NFA). The Company offers its customers an online trading system for speculation in currencies. Through a subsidiary, GFT Global Markets UK, Ltd. (GFT UK), the Company also offers contracts for differences and financial spread betting in certain countries.
The Company also has two other subsidiary companies, GFT Global Markets Asia Pte., Ltd. (GFT Asia) located in Singapore, and GFT DMCC, located in Dubai. Both of these companies are referring parties for the Company’s financial products traded on its proprietary online trading system. The Company also has branch offices in Tokyo, Japan and Sydney, Australia.
In response to the regulatory matters discussed in Note 11 and the net losses incurred by the Company during 2012, management has taken several actions in the latter part of 2012 and in 2013. On December 7, 2012, all United States retail forex customer accounts were either transferred to GAIN Capital Holdings, Inc. and other retail forex firms or were closed and balances have been returned to customers. In January 2013, the Company applied to the NFA and CFTC to deregister as a RFED. The deregistration was effective in August 2013. On September 24, 2013, GAIN Capital Holdings, Inc. completed an acquisition of all the equity interest of the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The Company prepares its accounts under accounting principles generally accepted in the United States of America (“generally accepted accounting principles”). The accompanying unaudited consolidated financial statements reflect all adjustments, all of which are normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the financial statements for the interim periods.
Consolidation - All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.
Segregated Cash - Segregated cash represents funds segregated or in separate accounts by the Company’s regulatory authorities. Included in segregated cash is cash segregated by GFT UK under Financial Conduct Authority (FCA) regulations. Also included in segregated cash are balances required to be segregated related to the Company’s operations in Singapore and Japan (in thousands).

	June 30, 2013	December 31, 2012
GFT UK Segregated Funds	$176,768	$174,684
GFT Asia Segregated Funds	7,809	7,856
Japan Branch Segregated Funds	—	11,121
	$184,577	$193,661

Receivable from Brokers - The Company has posted funds with brokers to support margin requirements related to the Company’s offset trading. In addition, the Company has cash in excess of required collateral. These amounts include gains or losses realized on liquidated contracts, as well as unrealized gains or losses on open positions. The balance also reflects unrealized gains or losses arising from open positions in the Company’s accounts.

Revenue Recognition - The Company is a market maker/dealer in the following financial products:

•	Spot forex - Also known as foreign exchange or currency trading, forex traders hope to generate a profit by speculating on the value of one currency compared to another.

•	Forex options - A contract to buy or sell an underlying currency pair at a specific price on a particular date in the future.

•
Contracts for differences (CFDs) - a CFD is a contract to exchange the difference between the opening and closing values of a trading instrument, multiplied by the number of CFDs in the contract. CFDs can be contracts with equity, commodity, bond, interest rate, foreign currency or stock index as the underlying market.

•
Spread bet (SB) - a spread bet is similar to a CFD with the primary difference being a built-in spread for the dealer rather than an additional commission. SBs also have tax advantages for UK residents. The Company classifies SBs with CFDs for financial reporting purposes.

•	Binary options - straightforward limited risk derivatives based on a simple yes/no proposition offering an intuitive way to trade financial markets with relatively low collateral.

Spot forex is traded by the Company with customers worldwide. The other four products are traded by GFT UK in approved jurisdictions outside of the U.S.
Trading income is derived from trading by customers of financial products with the Company. Customers can buy or sell multiple contracts offered by the Company. The Company’s income as a dealer is based on the differential between the buy price and sell price resulting in gains or losses from trading. The Company’s trading system continually values open customer positions on a real time basis. At the end of each period, the Company records gains and losses from trading activity.
Gains or losses are realized when customer transactions are settled. Unrealized gains or losses on open positions are revalued at prevailing market rates at the end of each period. The Company also places offset trades with financial institutions in order to manage risk for customer transactions. Offset transactions are put in place to reduce or eliminate the trading risk for specific transactions or trading positions the Company incurs as the dealer on customer transactions. These offset transactions transfer that risk to other financial institutions. At the end of each period, trading income consists of gains or losses from settled trades plus unrealized gains or losses on open positions. Gains and losses from customer and offset transactions are recorded as Trading income, net on the consolidated statements of operations.
Commission income, principally from CFDs, and administrative fee income are recognized as earned.
Derivatives - The CFDs, SBs, binary options, and forex options are accounted for at fair value in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 815, Derivatives and Hedging (“ASC 815”) and are included in Payables to customers in the consolidated statement of financial condition. The Company did not designate any of its derivatives as hedging instruments.
Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation and amortization. Identifiable significant improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. The Company does not consider renewal options for the determination of the amortization period for leasehold improvements unless renewal is considered reasonably assured at the inception of the lease. Depreciation of assets included in projects or construction in progress commences when such assets are placed in service.
The Company accounts for costs incurred to develop its trading platform and related software in accordance with the FASB ASC Topic 350-40-05, Internally Developed Software (“ASC 350”). ASC 350 requires that such technology be capitalized in the application and infrastructure development phases. Costs incurred relating to training, administration, and maintenance are charged to expense as incurred.

Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Computer hardware	4 years
Computer software	4 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of lease term or 7 years
Aircraft	5 years
Office equipment	5 years
Automobiles	5 years

Foreign Currencies - The Company prepares its consolidated financial statements in U.S. dollars (USD), the Company’s functional and reporting currency. Assets and liabilities denominated in currencies other than USD are translated into USD at the closing rate of exchange prevailing at the date of the consolidated statements of financial condition.
Revenues and expenses recorded in currencies other than USD are translated into USD at an average exchange rate during the period. The effects of foreign currency translation adjustments arising from differences in exchange rates from period to period are included in accumulated other comprehensive income or loss in the consolidated statements of financial condition.
Comprehensive Income/Loss - Comprehensive income/loss consists of net loss and foreign currency translation adjustments.
Long-Lived Assets - In accordance with FASB Topic ASC 360, Property, Plant, and Equipment (“ASC 360”), the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized in the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company has identified no such impairment losses as of June 30, 2013 or December 31, 2012.
Payable to Customers - Payables to customers represent amounts due to customers on trading accounts. These accounts include the total of deposits net of gains and losses arising from trading activity. The balance also reflects unrealized gains or losses arising from open positions in customer accounts.
Fair Value of Financial Instruments - The Company considers the amounts presented for financial instruments on the consolidated statements of financial condition to be reasonable estimates of fair value based on maturity dates, repricing characteristics and, where applicable, quoted market prices.
Income Taxes - The Company considers certain provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”), with regard to accounting for uncertainty in income taxes. The Company is a Subchapter S corporation and is not directly liable for any federal income taxes. The Company does file corporate tax returns in various states and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2007. The State of Michigan is currently conducting an audit for the 2007-2010 tax years.
In connection with ASC 740 with regard to accounting for uncertainty in income taxes, the Company has reviewed all tax positions and has determined that there are no material uncertain tax positions as of June 30, 2013 and December 31, 2012.
Fair Value Measurement and Disclosures - FASB Topic ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active market.
Recent Accounting Standards Updates - In February 2013, the Financial Accounting Standards Board, ("FASB") issued Accounting Standards Update (“ASU”) No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This guidance requires an entity to present information about significant items reclassified out of

Accumulated Other Comprehensive Income (AOCI) by component and for items reclassified out of AOCI and into net income, an entity must disclose the effect of such items on the affected net income line item. ASU No. 2013-02 is effective for annual periods beginning on or after January 1, 2013 and interim periods within those annual periods and must be applied retrospectively. The adoption of ASU 2013-02 had no impact on the Company's condensed consolidated financial statements.
In December 2011, the FASB issued ASU 2011-11 Balance Sheet: Disclosures about Offsetting Assets and Liabilities. The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position, as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for fiscal years beginning on or after January 1, 2013. The adoption of ASU 2011-11 had no impact on the unaudited interim consolidated financial statements.

3.	CUSTOMER ACTIVITY AND RISK MANAGEMENT

In the normal course of business, the Company executes transactions with its customers on a margin basis. In connection with these activities, the Company acts as a market maker in a number of financial products, earning a dealer spread. The Company seeks to manage its market risk by generally entering into offsetting contracts with its prime brokers in the interbank market, also on a margin basis. These prime brokerage agreements allow the Company access to credit lines to trade financial products with major financial institutions worldwide. The Company is subject to credit risk or loss from counterparty nonperformance. In order to mitigate its credit risk, the Company trades only with major global financial institutions.
The Company seeks to control the risks associated with its customers’ activities by requiring its customers to maintain margin collateral. The trading platform does not allow customers to enter into trades if sufficient cash margin collateral is not on deposit with the Company. On a continuous basis, the Company monitors margin levels. In the event that a customer fails to meet margin requirements, the Company will liquidate open positions at market prices, which may result in unfunded customer losses. In the normal course of business, however, the Company relies on its proprietary technology and margin requirements to give the Company’s traders ample time to close positions before customer accounts are depleted.

4.	PROPERTY AND EQUIPMENT

A summary of property and equipment is as follows (in thousands):

	June 30, 2013	December 31, 2012
Computer software/hardware	$52,187	$51,325
Automobiles	—	319
Aircraft	—	1,730
Artwork	1	216
Office equipment	1,780	1,817
Furniture and fixtures	1,743	2,026
Leasehold improvements	7,291	7,620
	63,002	65,053
Less accumulated depreciation and amortization	(47,244)	(45,741)
Property and equipment - net	$15,758	$19,312

Depreciation and amortization expense was $4.2 million and $4.6 million for the six months ended June 30, 2013 and

2012, respectively.

5.	INCOME TAXES

The Company’s income tax expense was approximately $0.4 million and $0.6 million for the six months ended June 30, 2013 and 2012, respectively.

6.	FAIR VALUE MEASUREMENT

In accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, the Company defines fair value as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It establishes a fair value hierarchy for inputs used in measuring fair value and maximizes the use of observable inputs, and minimizes the use of unobservable inputs by prioritizing the use of the most observable input when available.
Valuation inputs broadly refer to the assumptions market participants would use in pricing the asset or liability, including assumptions about risk. The guidance distinguishes between (i) observable inputs, which are based on market data obtained from parties independent of the reporting entity, and (ii) unobservable inputs, which reflect the Company’s own assumptions about the judgments market participants would use.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is deemed significant to the fair value measurement. When a valuation uses multiple inputs from varying levels of the fair value hierarchy, the hierarchy level is determined based on the lowest level input (Level 3 being the lowest) that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
Derivative assets and liabilities, measured and reported at fair value, are classified and disclosed in one of three levels of the fair value hierarchy as follows:
Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 - Valuations (other than quoted prices included in Level 1) for which all significant inputs are observable, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. This includes situations where there is little, if any, market activity for the asset or liability.
The following table summarizes the Company’s derivatives by level within the fair value hierarchy (in thousands).

	Fair Value Measurements on a Recurring Basis as of June 30, 2013
Financial assets:	Level 1	Level 2	Level 3	Total
Receivable from brokers:
Contracts for differences/spread bets	$—	$(12,161)	$—	$(12,161)
Forex options	—	132	—	132
Financial liabilities:
Payable to customers:
Contracts for differences/spread bets	—	20,173	—	20,173
Forex options	—	59	—	59

	Fair Value Measurements on a Recurring Basis as of December 31, 2012
Financial assets:	Level 1	Level 2	Level 3	Total
Receivable from brokers:
Contracts for differences/spread bets	$—	$(5,542)	$—	$(5,542)
Forex options	—	13	—	13
Financial liabilities:
Payable to customers:
Contracts for differences/spread bets	—	13,048	—	13,048
Forex options	—	(7)	—	(7)

There were no transfers between levels during the year ended December 31, 2012 or the six months ended June 30, 2013.

7.	DERIVATIVES

The Company’s derivatives are summarized as follows (in thousands):

	Fair Value as of June 30, 2013
	Notional[1]	Fair value	Net gain/(loss)[3]
Contracts for differences/spread bets	$1,096,172	$8,012	$36,916
Binary options	—	—	863
Forex options	18,751	(73)	1,224

	Fair Value as of December 31, 2012
	Notional[2]	Fair value	Net gain/(loss)[3]
Contracts for differences/spread bets	$914,784	$7,506	$44,318
Binary options	—	—	184
Forex options	148,778	6	107
(1) Contracts for differences/spread bets amount consists of $327.9 million and $768.3 million relating to amounts classified in receivable from brokers and payables to customers, respectively. Forex options amount consists $14.0 million and $4.8 million relating to amounts classified in receivable from brokers and payable to customers, respectively.
(2) Contracts for differences/spread bets amount consists of $220.7 million and $694.1 million relating to amounts classified in receivable from brokers and payables to customers, respectively. Forex options amount consists $79.8 million and $69 million relating to amounts classified in receivable from brokers and payable to customers, respectively.
(3) Included in Trading income, net on the statements of operations and comprehensive loss.

8.	COMMITMENTS AND CONTINGENCIES

Leases - The Company has entered into a number of leases, primarily for office space. The leases expire on various dates through 2018. Rent expense for the six months ended June 30, 2013 and for the year ended December 31, 2012, was $1.6 million and $3.4 million, respectively, and is included in occupancy expenses in the consolidated statements of operations and comprehensive loss.

Future annual minimum lease payments, including maintenance and management fees, for non-cancelable operating leases as of December 31, 2012, are as follows (in thousands):

2013	$2,879
2014	2,106
2015	1,379
2016	728
2017	116
Thereafter	58
Total	$7,266
Contingencies - The Company is unable to predict regulatory sanctions, fines, or penalties, if any, that may result from the Company’s noncompliance with the minimum net capital rules discussed in Note 11. Management believes the outcome of any action will not be material to the financial position, results of operations, or cash flows of the Company.
The Company has recorded a liability of $11.4 million in Accrued expenses and other liabilities. This represents the Company's best estimate for the settlement of certain liabilities that were incurred as a result of ordinary course of operations. The actual amount required to settle these liabilities may vary from this estimate.
The Company is involved in various other legal or regulatory matters in the ordinary course of its business. Management believes the outcome of any action will not be material to the financial position, results of operations, or cash flows of the Company.

9.	BENEFIT PLANS

The Company sponsors a 401(k) retirement plan (the “Plan”). Substantially, all of the Company’s U.S. employees are eligible to participate in the Plan. Pursuant to the provisions of the Plan, the Company matches 50% of the employee’s contribution to the Plan up to 4% of the employee’s compensation. The expense recognized by the Company for its employees’ participation in the plan for the six months ended June 30, 2013 and 2012, was $0.1 million and $0.1 million, respectively, and is included in employee costs on the consolidated statement of operations and comprehensive loss.

10.	RELATED-PARTY TRANSACTIONS

The Company leases certain office space from an entity controlled by the Company’s shareholder. The total amount paid under this arrangement for the six month periods ended June 30, 2013 and June 30, 2012 is $0.6 million and $0.6 million, respectively.
The Company has a note receivable from an entity controlled by the Company’s shareholder. This note is due and payable in sixty monthly installments with the final payment due April 2014 with interest accruing at a rate of 3%. As of December 31, 2012, there was a balance outstanding of $1.0 million on the note. This note was fully repaid as of June 30, 2013.

11.	NET CAPITAL REQUIREMENTS

The Company utilized consolidated balances to compute its regulatory net capital through November 27, 2012. On November 28, 2012, the NFA informed the Company that it considered that the Company was in breach of the minimum net capital requirements because the method the Company was utilizing to prepare its regulatory net capital was not in compliance with the net capital rule. Upon being informed of the NFA’s position, the Company immediately took action to bring itself into regulatory compliance consistent with the NFA’s view, and decided to exit its United States retail forex customer trading business. All United States retail forex customer accounts were either transferred to other retail forex firms or were closed and balances have been returned to customers. This was completed in December 2012. No gain or loss was recognized on the transfers. In January 2013, the Company applied to the NFA and CFTC to deregister as a RFED. This application was approved in August 2013.
The Company is subject to the minimum net capital requirement pursuant to Regulation 1.17 under the Commodity Exchange Act. As of June 30, 2013, the Company has net capital of $1.0 million, a minimum net capital requirement of $20.0 million, and a deficiency in net capital of $19.0 million. Upon deregistration as an RFED, the minimum net capital requirement changed to $1.0 million which is the minimum net capital requirement for a futures commission merchant.

GFT UK is subject to the minimum capital requirements under the FCA rules. As of June 30, 2013, GFT UK had net capital of $55.6 million, which was $26.8 million in excess of the required net capital of $28.9 million.

12.	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2012 to assess the need for potential recognition or disclosure in these consolidated financial statements. Such events were evaluated through November 18, 2013, the date these consolidated financial statements were available to be issued.
In January 2013, the Company applied to the NFA and CFTC to deregister as a RFED. The deregistration was effective on August 2013.
All of the equity interests of the Company were acquired by GAIN Capital Holdings, Inc. on September 24, 2013.